Filed Pursuant to Rule 424(b)(3)
Registration No. 333-148650
PROSPECTUS SUPPLEMENT
to
PROSPECTUS DATED February 8, 2008
      The attached Current Report on Form 8-K dated September 8, 2010 was filed by the registrant with the Securities and Exchange Commission, and should be read in conjunction with the Prospectus dated February 8, 2008.
The date of this Prospectus Supplement is December 20, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 31, 2010

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into  of a Material Definitive Agreement.

On August 31, 2010, Global Telecom & Technology Americas, Inc. ("GTTA") entered into: (1) a Sales Novation Agreement (the "RevNet Agreement") with RevNet International, LLC, a Florida limited liability company ("RevNet"), and (2) a Sales Novation Agreement (the "RNI Agreement") with Revelation Networks Incorporated, a Florida corporation ("RNI").

RevNet Agreement.  Pursuant to the RevNet Agreement, RevNet assigned and transferred to GTTA: (a) certain service level agreements (the "Customer Contracts") between RevNet and certain of its customers (the "Customers"); (b) all of RevNet's rights under the Customer Contracts; (c) copies of all books and records in RevNet's possession relating the Customer Contracts; and (d) any deposits previously provided to RevNet by any of the Customers with respect to the Customer Contracts.  The assignment and transfer of each Customer Contract is subject to obtaining: (i) the consent of the Customer, if required, and (ii) the agreement of the supplier of telecommunications connectivity with respect to the services provided to such Customer that such supplier will continue to provide such connectivity for GTTA on terms no less favorable to GTTA than the terms on which such connectivity was provided to RevNet prior to the date of the RevNet Agreement.  RevNet will remain responsible for any breach or default of any Customer Contract arising prior to the assignment and transfer of the Customer Contract to GTTA, as well as certain other obligations related to the pre-assignment and transfer period.

In exchange for the assignment and transfer to GTTA referred to in the preceding paragraph, GTTA agreed to pay to RevNet $2,100,000 as a recoverable draw (the "Upfront Payment").  The amount of the Upfront Payment is subject to reduction by the amount of any prepayments by the Customers with respect to the Customer Contracts and by the amount of any obligations to RevNet's suppliers related to the Customer Contracts (with an obligation of GTTA to pay such amounts to such suppliers).

In addition, GTTA agreed to pay to RevNet 80% of the gross margin received by GTTA for the transferred RevNet Customers during each calendar month for the seven year period ending August 31, 2017, where gross margin is defined as gross revenues to GTTA net of bad debt and less vendor cost for gross revenues.  Commencing on the 13th month after the RevNet Agreement is signed, GTTA may reduce the monthly payment to RevNet by up to 50% until such time as the aggregate dollar amount of such monthly reductions by GTTA is equal to the Upfront Payment and the recoverable draw amount has been recovered.

In addition, GTTA shall pay to the owners of RevNet 80% of the monthly gross margin (calculated in the same manner as described in the preceding paragraph) from all new orders that they submit to GTTA and GTTA accepts during the seven year period ending August 31, 2017.

The RevNet Agreement contains a non-competition covenant from RevNet, which provides that for so long as RevNet continues to receive the monthly gross margin payments it shall not sell services to any of the Customers on behalf of anyone other than GTTA.

RNI Agreement.  Pursuant to the RNI Agreement, RNI assigned and transferred to GTTA: (a) certain service level agreements (the "RNI Customer Contracts") between RNI and certain of its customers (the "RNI Customers"); (b) all of RNI's rights under the RNI Customer Contracts; (c) copies of all books and records in RNI's possession relating the RNI Customer Contracts; and (d) any deposits previously provided to RNI by any of the RNI Customers with respect to the RNI Customer Contracts.  The assignment and transfer of each RNI Customer Contract is subject to obtaining: (i) the consent of the RNI Customer, if required, and (ii) the agreement of the supplier of telecommunications connectivity with respect to the services provided to such RNI Customer that such supplier will continue to provide such connectivity for GTTA on terms no less favorable to GTTA than the terms on which such connectivity was provided to RNI prior to the date of the RNI Agreement.  RNI will remain responsible for any breach or default of any RNI Customer Contract arising prior to the assignment and transfer of the RNI Customer Contract to GTTA, as well as certain other obligations related to the pre-assignment and transfer period.

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In exchange for the assignment and transfer to GTTA referred to in the preceding paragraph, GTTA agreed to pay to RNI $850,000 as a recoverable draw  (the "Upfront RNI Payment").  The amount of the Upfront RNI Payment is subject to reduction by the amount of any prepayments by the RNI Customers with respect to the RNI Customer Contracts and by the amount of any obligations to RNI's suppliers related to the RNI Customer Contracts (with an obligation of GTTA to pay such amounts to such suppliers).

In addition, GTTA agreed to RevNet 20% of the gross revenue received by GTTA from the transferred RNI Customers during each calendar month for the five year period ending August 31, 2015.  This monthly payment is subject to reduction in certain circumstances.  GTTA may deduct in certain months a portion of the balance of an obligation payable to Savvis, Inc. that will be assumed by GTTA. In addition, commencing on the 13th month after the RNI Agreement is signed, GTTA may reduce the monthly payment to RNI by up to 50% until such time as the aggregate dollar amount of such monthly reductions by GTTA is equal to the Upfront RNI Payment and the recoverable draw amount has been recovered.

In addition, GTTA shall pay to the owners of RNI 20% of the monthly revenue from all new orders that they submit to GTTA and GTTA accepts during the five year period ending August 31, 2015.

The RNI Agreement contains a non-competition covenant from RNI, which provides that for so long as RNI continues to receive the monthly gross revenue payments it shall not sell services to any of the RNI Customers on behalf of anyone other than GTTA.  The RNI Agreement also includes settlement of a billing dispute between GTTA and RNI, in connection with which RNI shall pay to GTTA $164,088.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

10.1
Sales Novation Agreement, dated as of August 31, 2010, by and between RevNet International, LLC, a Florida limited liability company, and Global Telecom & Technology Americas, Inc., a Virginia corporation.

10.2	Sales Novation Agreement, dated as of August 31, 2010, by and between Revelation Networks Incorporated, a Florida corporation, and Global Telecom & Technology Americas, Inc., a Virginia corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2010	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

4

Exhibits

10.1
Sales Novation Agreement, dated as of August 31, 2010, by and between RevNet International, LLC, a Florida limited liability company, and Global Telecom & Technology Americas, Inc., a Virginia corporation.

10.2	Sales Novation Agreement, dated as of August 31, 2010, by and between Revelation Networks Incorporated, a Florida corporation, and Global Telecom & Technology Americas, Inc., a Virginia corporation.

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Exhibit 10.1

SALES NOVATION AGREEMENT

THIS SALES NOVATION AGREEMENT is entered into as of this 31st day of August, 2010 (the "Agreement"), by and between RevNet International, LLC, a Florida limited liability company ("RevNet" or the "Agent"), and Global Telecom & Technology Americas, Inc., a Virginia corporation ("GTT").

R E C I T A L S:

A.           RevNet has entered into the respective contracts with the respective customers set forth on Exhibit A to provide services pursuant to service level agreements.  Each such service level agreement is hereinafter referred to as a "Customer Contract" with the customer of the Agent subject to the Customer Contract being a "Customer."

B.           In order to provide the services for each Customer Contract, the Agent has entered into a master service agreement with each of the providers of telecommunications connectivity with respect to such services (each such entity being a "Supplier").  The contractual obligation of the Agent is hereinafter referred to as a "Supplier Contract", a list of which is set forth on Exhibit B.

C.           The Agent desires to assign and otherwise transfer to GTT, and GTT desires to receive from the Agent, each Customer Contract, subject to the corresponding Supplier Consent (as defined below), in each case on the terms and subject to the conditions set forth herein, with each such assignment being referred to hereafter as an "Assignment" and which Assignment will be conditioned upon: (a) receipt from the applicable Customer of its consent to the Assignment of its Customer Contract from the Agent to GTT, in a form reasonably acceptable to GTT (each, a "Customer Consent"), if required under the terms and conditions of such Customer Contract (if no consent is required for the Assignment of a Customer Contract under the terms and conditions thereof, then the applicable Customer shall be provided with prior notice of the Assignment in accordance with the terms and conditions of such Customer Contract and applicable law, in a written notice in a form reasonably satisfactory to GTT, but Customer Consent shall not be required with respect to such Customer Contract); (b) receipt from the Supplier(s) of connectivity related to the applicable Customer Contract(s) of an agreement, to be effective as of the date of the Assignment of that Customer Contract and in a form reasonably satisfactory to GTT, providing that: (i) there are no outstanding costs, fees, taxes or other obligations under the Supplier Contract covering the services provided under such Customer Contract or if there are outstanding obligations, a statement of the amount thereof (which shall be applied as a credit against the Commission Payment for the assignment of the Customer Contract corresponding to such obligation pursuant to the terms of Section 2.1(a) below; and (ii) the applicable Supplier will provide the services covered by such Supplier Contract to GTT under GTT's existing contract with such Supplier (or a new contract to be entered into between the Supplier and GTT if no Supplier Contract presently exists with GTT) for at least the remaining term thereof on terms no more costly per month than prior to the Assignment, unless GTT accepts other terms in its sole discretion (each, a "Supplier Consent") (each Customer Consent and Supplier Consent with respect to a Customer Contract or Supplier Contract is referred to collectively as "Contractual Consents" for such Customer Contract or Supplier Contract).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, GTT and the Agent hereby agree as follows:

ARTICLE I
ASSIGNMENT AND ASSUMPTION

1.1   Assignment of Novated Assets.  Upon the terms and subject to the conditions set forth herein, at Closing (as defined herein), the Agent shall assign and deliver to GTT, and GTT shall assume, free and clear of all liens, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind (collectively, "Encumbrances"), only the following assets of the Agent (collectively, the "Purchased Assets"):

(b) each of the Customer Contracts and all rights thereunder related to services rendered following the Closing at which such Customer Contract is assigned to GTT hereunder, including all of the Agent's rights, claims or causes of action against third parties relating to each such Customer Contract;

(b) copies of all books and records in the Agent's possession relating to the Customer Contracts, including a tab-delimited Microsoft Excel spreadsheet, in form reasonably satisfactory to GTT for use in its CMD system, with the billing and other information concerning the Customers (collectively, the "Books and Records"); and

(b) any deposit(s) previously provided by the applicable Customer(s) to the Agent with respect to the Customer Contracts (the "Customer Deposits").

1.2   Assumed Liabilities.  GTT hereby agrees to assume only the Liabilities of the Agent under each Customer Contract assigned to GTT hereunder, in each case solely to the extent relating to circumstances or events first occurring or existing after the Closing at which such Customer Contract is assigned to GTT hereunder (and specifically excluding: (a) any Liabilities for any breach of or default under any such Customer Contract by the Agent that occurred prior to such Closing; or (b) any violation of law by the Agent that occurred prior to the Closing) (collectively, the "Assumed Liabilities").  For purposes of this Agreement, "Liability" or "Liabilities" means any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

1.3   Excluded Liabilities.  Except for the Assumed Liabilities, GTT shall not assume or otherwise be obligated to pay, perform or otherwise discharge any Liability of the Agent (all such Liabilities being herein called the "Excluded Liabilities").  Without limiting the generality of the foregoing, the Excluded Liabilities include: (a) any Liabilities of the Agent under any Customer Contract relating to circumstances or events occurring or existing on or prior to the Closing at which such Customer Contract is assigned to GTT hereunder; and (b) any outstanding costs, fees, taxes or other obligations under any Supplier Contract covering the services provided under any Customer Contract assigned to GTT hereunder as of the Closing at which such Customer Contract is assigned to GTT hereunder.

1.4   Revenue.  If the Agent receives any revenue (other than any revenue for which GTT has received a credit pursuant to Section 2.1(a)) that is attributable to any services provided by GTT under any of the Customer Contracts on or after the Closing with respect to such Customer Contract  ("GTT Revenue"), it shall hold such GTT Revenue in trust for GTT and, as soon as reasonably practicable after receipt thereof, pay all of such GTT Revenue over to GTT, by check or wire transfer of immediately available funds.  If GTT receives any revenue that is attributable to any services provided by the Agent under any of the Customer Contracts prior to the Closing with respect to such Customer Contract ("Agent Revenue"), it shall hold the Agent Revenue in trust for the Agent and, as soon as reasonably practicable after receipt thereof, pay all of the Agent Revenue over to the Agent, by check or wire transfer of immediately available funds.  If either the Agent or GTT receives any revenue that is not designated by the applicable Customer as either GTT Revenue or Agent

Revenue and is not otherwise reasonably identifiable as either GTT Revenue or Agent Revenue, the receiving party shall provide written notice thereof to the other party, contact the applicable Customer and otherwise use commercially reasonable efforts to determine whether such payment is GTT Revenue or Agent Revenue, provide written notice to the other party of the determination and, if applicable, make payment to the other party as described above.

ARTICLE II
NOVATION OF CONTRACTS - AGENTS' PAYMENTS

2.1   Payments.

(a) In consideration for assignment and delivery of the Purchased Assets, in addition to GTT's assumption of the Assumed Liabilities, GTT shall pay to the Agent (i) the amount of Two Million One Hundred Thousand ($2,100,000) Dollars at Closing ("Upfront Payment"), and (ii) eighty percent (80%) of the gross margin received by GTT during each calendar month (or portion thereof) following the Closing for a period of seven (7) years.   "Gross Margin" means gross revenue net of bad debt less vendor cost for gross revenue ("Monthly Gross Margin Payments"), with each Monthly Gross Margin Payment due by the 15th day following the end of each month during such period, in each case subject to the following deductions:

(i) Deducted from the Upfront Payment, the amount of any prepayments received by the Agent on or prior to the Closing with respect to the Customer Contract(s) being assigned to GTT hereunder for services to be rendered under such Customer Contract(s) following the Closing with respect to such Customer Contract;

(ii) Deducted from the Upfront Payment, the amount of any outstanding Supplier obligations under the Supplier Contract(s) covering the services provided under the Customer Contract(s) being assigned to GTT hereunder as of the Closing with respect to each such Customer Contract (which deducted amount shall be paid by GTT to the applicable Supplier(s) at such Closing by wire transfer of funds as payment against the Supplier Contract(s) in question).

(iii) Commencing on the thirteenth (13th) month following the Closing, deducted from the Monthly Gross Margin Payments, at GTT's option, up to fifty percent (50%) of each such Monthly Gross Margin Payments until (A) the Upfront Payment less the deductions described in provisions (i) and (ii) above, minus (B) the aggregate amount of deductions under this provision (iii) and provision (v) below (the "Recovery Balance") equals zero.

(iv) Agent and GTT may mutually agree in writing to additional offsets or deductions from future Monthly Gross Margin Payments.

(v) Reserved.

(vi) Reserved.

(b) GTT shall pay to the owners of Agent eighty percent (80%) of the monthly gross margin from all new orders that the owners of Agent submit to GTT and GTT accepts during the seven (7) year period following the Closing.

(c) This Section 2.1(a) shall survive the Closing.

2.2   Closing

(a) Closing of the contract novation by GTT and the Agent of Customer Contracts under this Agreement shall occur on August 31, 2010 referred to herein as its "Closing Date."

2.3   Agent Closing Deliverables.  At the Closing, the Agent shall deliver to GTT:

(a) such bills of sale, assignments and other instruments of transfer or conveyance as GTT may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery to GTT of the Customer Contract(s) being assigned to GTT at the Closing;

(b) the Books and Records; and

(c) any Customer Deposit(s) with respect to the Closing Customer Contract(s); provided, however, that: (i) the Agent shall be entitled, in lieu of delivering such Customer Deposits to GTT, to instead provide a credit for such amount against the Prepayment to be paid at such Closing, in which event GTT shall assume the liability to the applicable Customers for such Customer Deposits.

2.4   GTT Closing Deliverables.  At the Closing, GTT shall deliver to the Agent:

(a) the Prepayment by wire transfer of immediately available funds to the account of the Agent as set forth in Section  2.1 (a);

(b) Reserved.

2.5   Audit.  GTT shall maintain or cause to be maintained a true and correct set of records pertaining to the gross margin received by GTT from the Customers during the seven (7) year period following the Closing Date, During such period and for a period of two (2) years thereafter, GTT agrees to permit an one or more accountants or other agents selected by the Agent to have access during ordinary business hours to such records as are maintained by GTT as may be necessary, in the opinion of such accountant, to determine the correctness of any calculation and/or payment made under this Agreement. In the event that the audit reveals an underpayment to the Agent by more than five percent (5%), the cost of the audit shall be paid by GTT. If the underpayment is less than five percent (5%) but more than two percent (2%), GTT and the Agent shall each pay fifty percent (50%) of the cost of the independent audit.  In all other cases, the cost of the audit shall be paid by the Agent.  This Section 2.5 shall survive the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE AGENTS

The Agent hereby jointly and severally represents and warrants to GTT as follows:

3.1   Existence; Good Standing, Authority; Enforceability.

(a) The Agent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all required power and authority to own or lease its properties and assets and to conduct its business as presently conducted.  The Agent is duly qualified to do business and in good standing as a foreign entity in all jurisdictions in which the failure to be so qualified would be reasonably likely to have a material adverse effect on the Agent.

(b) The Agent has full authority and capacity to execute, deliver and perform this Agreement and all of the other documents contemplated hereby to be executed by the Agent.  The execution, delivery and performance by the Agent of this Agreement and all of the other documents contemplated hereby to be executed by the Agent have been duly authorized by all required action on the part of the Agent (including approval by its board of directors, board of managers, stockholders or equity holders, as applicable).

(c) This Agreement and all of the other documents contemplated hereby to be executed by the Agent have been duly executed and delivered by the Agent and this Agreement is, and each of such other documents upon execution and delivery will be, legal, valid and binding obligations of the Agent, enforceable against the Agent in accordance with its terms.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GTT

GTT hereby represents and warrants to the Agent as follows:

4.1   Existence; Good Standing; Authority; Enforceability.  GTT is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.  GTT has full corporate power and authority to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement by GTT has been duly authorized and approved by GTT and does not require any further authorization or consent of GTT.  This Agreement has been duly authorized, executed and delivered by GTT and is the legal, valid and binding obligation of GTT enforceable against GTT in accordance with its terms.

4.2   Non-Contravention.  Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, or result in the creation or imposition of any Encumbrance upon any of its assets under: (a) the Organizational Documents of GTT, (b) any agreement, instrument, right, restriction, license or obligation to which GTT is a party or to which any of its assets is subject, (c) any judgment, order or decree of any state, federal or local court or tribunal to which GTT is a party or to which any of its assets is subject, or (d) any federal or state law applicable to GTT or its assets.

4.3   Brokers.  GTT is not obligated to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement for which the Agent is or could become liable

4.4   No Other Representations.  GTT HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1   Conduct Prior to Closing.  Except as directed by GTT pursuant to this Agreement, from the date of this Agreement until the Closing (the "Pre-Closing Period"), each of the Agent shall, solely to the extent that it would reasonably be expected to affect any of the Customer Contracts or the Supplier Contracts, conduct its business only in the ordinary course of business consistent with past practice, preserve intact its business organization and relationships with customers, suppliers and others having business dealings with it and keep available the services of each of its present officers and employees.  Without limiting the generality of the foregoing, except as directed by GTT pursuant to this Agreement, during the Pre-Closing Period, the Agent shall each:

(a) not amend, waive, terminate, or take any action that would constitute a breach under, any Customer Contract or Supplier Contract, or enter into any new Customer Contract or Supplier Contract without the prior written consent of GTT, which consent shall not be unreasonably withheld;

(b) not permit any Encumbrance to encumber any of the Purchased Assets, or otherwise subject any of the Purchased Assets to any Encumbrance, except for Encumbrances incurred in connection with the refinancing of existing debt or an additional financing, in each case where a condition to such refinancing or additional financing is the waiver, in form and substance reasonably acceptable to GTT, of all Encumbrances thereunder with respect to the sale of the Purchased Assets to GTT;

(c) solely to the extent relating to or affecting the Customer Contracts or the Supplier Contracts: (i) pay accounts payable and other obligations and liabilities only in the ordinary course of business consistent with past practices; and (ii) not modify the terms of, discount, setoff or accelerate the collection of any accounts receivable or any other debts owed to or claims held by the Agent; and

(d) not take any action or fail to take any action that would result in any of the representations and warranties of the Agent set forth in Article III to not continue to be true and correct as of each Closing;

5.2           Non-Competition.  In consideration of the Commission Payment to be paid by GTT to the Agent (which the Agent agrees and acknowledges constitutes adequate and sufficient consideration) and the other promises of GTT contained herein, each of the Agent covenants and agrees that the Agent will not:

(a) at any time during the this Agreement and while the Agent continue to receive the Monthly Gross Margin Payments after the Closing, Agent shall not sell services on behalf of anyone outside of GTT to the Customers that are the subject of the Customer Contracts.

(b) The Agent agrees and acknowledges that its covenants set forth above in this Section: (i) are reasonable in geographic and temporal scope and in all other respects; (ii) are fair to the Agent; and (iii) have been made in order to induce GTT to enter into this Agreement and consummate the transactions contemplated hereby and GTT would not have entered into this Agreement or consummated the transactions contemplated hereby, but for the covenants of the Agent contained in this Section.

             5.3           Reserved.

5.5           Working Capital Adjustments.

(a) Net Working Capital Adjustment at Closing.   For purposes of calculating the deductions from the Upfront Payment to be made pursuant to Section 2.1(a)(i) and (ii), the Agent shall prepare in consultation with GTT, and deliver to GTT a net working capital statement (the "Preliminary NWC

Statement") setting forth their good faith estimated calculation of Supplier payments and Customer revenue as of the Closing.

(b) Post-Closing NWC Statement.  Within ninety (90) days after the Closing Date, GTT shall prepare and deliver to the Agent a statement (the "Post-Closing NWC Statement") setting forth the calculation of Supplier payments and Customer revenue and GTT and the Agent will work in good faith to adjust the Monthly Gross Margin Payments to reflect any needed true up.

ARTICLE VI
INDEMNIFICATION

6.1   Indemnification.

(a) Indemnification by the Agent.  The Agent shall indemnify GTT, each of its Affiliates, and its and their respective directors, officers, employees, stockholders, partners, members, managers, agents and representatives (each, a "GTT Indemnified Party") for any Losses of such GTT Indemnified Party resulting from, arising out of, or relating to: (i) any breach of, or inaccuracy in, any representation and warranty of the Agent; or (ii) any breach of any covenant or agreement of the Agent contained in this Agreement.

(b) Indemnification by GTT.  Except with respect to breaches of this Agreement by the Agent, GTT will indemnify and hold the Agent harmless, to the fullest extent allowed by applicable law, for any and all claims  brought by a third party which result from Agent's employment with GTT or actions related to this Agreement, including GTT payment of legal costs and reasonable attorneys' fees for the Agent.

ARTICLE VII
MISCELLANEOUS

7.1   Expenses.  Except as otherwise expressly set forth herein, each of the parties shall pay all of their respective costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and related documents and in Closing and carrying out the transactions contemplated by this Agreement.

7.2   Recitals.  The Recitals set forth at the beginning of this Agreement are incorporated into this Agreement by reference and made a part hereof.

7.3   Headings.  The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

7.4   Entire Agreement; Amendment; Waiver.  This Agreement, and the Exhibits attached hereto, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties (whether oral or written) with respect to the subject matter hereof, including any letter of intent, exclusivity agreement, term sheet or memorandum of terms entered into or exchanged by the parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties which states that it constitutes a supplement, modification or amendment to this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver and delivered to the other parties which states that it constitutes a waiver under this Agreement and specifies the provision hereof being waived.

7.5   Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts to this Agreement may be exchanged by facsimile or other electronic transmission method.

7.6   No Third Party Beneficiaries.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

7.7   Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received: (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four (4) days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, or (c) one (1) Business Day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, in each case addressed as follows:

To the Agent at:	[NEED NOTICE NAMES AND ADDRESSES]
with a copy (which shall not constitute notice) to:	Corley D. Silverstein, Esq. Law Offices of Corey D. Silverstein, P.C. Farmington Hills, MI 48334

To GTT at:	Global Telecom & Technology Americas, Inc. 8484 Westpark Dr., Suite 720 McLean, Virginia 22102 Attention: Christopher McKee, General Counsel
with a copy (which shall not constitute notice) to:	Scott Livingston, Esq. Marcus & Shapira, LLP 35th Floor One Oxford Centre 301 Grant Street Pittsburgh, PA 15219

Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above. Each communication transmitted in the manner described in this Section shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (x) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit or receipt of the messenger (if transmitted by personal delivery or courier service); or (y) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason or, in each case, at such other address as may be specified in writing to the other parties hereto.

7.8   GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF VIRGINIA.  ANY ACTION TO ENFORCE THE TERMS OF THIS AGREEMENT SHALL BE LITIGATED IN THE STATE OR FEDERAL COURTS SITUATED IN FAIRFAX COUNTY, VIRGINIA, TO WHICH JURISDICTION AND VENUE EACH OF THE PARTIES CONSENTS.

7.9   Successors and Assigns.  The rights and obligations of the Agent and GTT under this Agreement shall not be assignable or delegable, without the written consent of the other parties; provided, however, that GTT shall have the right, without the consent of the Agent but with prior notice to the Agent, to: (a) assign its rights and obligations hereunder to any Affiliate thereof or to any successor of all or substantially all of its businesses or assets, in each case that assumes this Agreement provided that GTT agrees to remain liable to Agent for any obligations of any assignee of GTT (or its assigns) pursuant to this Agreement; or (b) collaterally assign its rights hereunder to any lender.  Any purported assignment or delegation in violation of this Section 10.10 will be void.  Subject to the preceding sentences of this Section 10.10, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

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IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

AGENT: REVNET INTERNATIONAL, LLC By: /s/Michael Humphrey Name: Michael Humphrey Title: Manager
GTT: GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC. By: /s/Chris McKee Name: Chris McKee Title: General Counsel

Exhibit A:

Customer Contracts

[attached]

Exhibit B:

Supplier Contracts

[attached]

Exhibit 10.2

SALES NOVATION AGREEMENT

THIS SALES NOVATION AGREEMENT is entered into as of this 31st day of August, 2010 (the "Agreement"), by and between Revelation Networks Incorporated, a Florida corporation ("Revelation" or the "Agent"), and Global Telecom & Technology Americas, Inc., a Virginia corporation ("GTT").

R E C I T A L S:

A.           Revelation has entered into the respective contracts with the respective customers set forth on Exhibit A to provide services pursuant to service level agreements.  Each such service level agreement is hereinafter referred to as a "Customer Contract" with the customer of the Agent subject to the Customer Contract being a "Customer."

B.           In order to provide the services for each Customer Contract, the Agent has entered into a master service agreement with each of the providers of telecommunications connectivity with respect to such services (each such entity being a "Supplier").  The contractual obligation of the Agent is hereinafter referred to as a "Supplier Contract", a list of which is set forth on Exhibit B.

C.           The Agent desires to assign and otherwise transfer to GTT, and GTT desires to receive from the Agent, each Customer Contract, subject to the corresponding Supplier Consent (as defined below), in each case on the terms and subject to the conditions set forth herein, with each such assignment being referred to hereafter as an "Assignment" and which Assignment will be conditioned upon: (a) receipt from the applicable Customer of its consent to the Assignment of its Customer Contract from the Agent to GTT, in a form reasonably acceptable to GTT (each, a "Customer Consent"), if required under the terms and conditions of such Customer Contract (if no consent is required for the Assignment of a Customer Contract under the terms and conditions thereof, then the applicable Customer shall be provided with prior notice of the Assignment in accordance with the terms and conditions of such Customer Contract and applicable law, in a written notice in a form reasonably satisfactory to GTT, but Customer Consent shall not be required with respect to such Customer Contract); (b) receipt from the Supplier(s) of connectivity related to the applicable Customer Contract(s) of an agreement, to be effective as of the date of the Assignment of that Customer Contract and in a form reasonably satisfactory to GTT, providing that: (i) there are no outstanding costs, fees, taxes or other obligations under the Supplier Contract covering the services provided under such Customer Contract or if there are outstanding obligations, a statement of the amount thereof (which shall be applied as a credit against the Commission Payment for the assignment of the Customer Contract corresponding to such obligation pursuant to the terms of Section 2.1(a) below; and (ii) the applicable Supplier will provide the services covered by such Supplier Contract to GTT under GTT's existing contract with such Supplier (or a new contract to be entered into between the Supplier and GTT if no Supplier Contract presently exists with GTT) for at least the remaining term thereof on terms no more costly per month than prior to the Assignment, unless GTT accepts other terms in its sole discretion (each, a "Supplier Consent") (each Customer Consent and Supplier Consent with respect to a Customer Contract or Supplier Contract is referred to collectively as "Contractual Consents" for such Customer Contract or Supplier Contract).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, GTT and the Agent hereby agree as follows:

ARTICLE I

ASSIGNMENT AND ASSUMPTION

1.1   Assignment of Novated Assets.  Upon the terms and subject to the conditions set forth herein, at Closing (as defined herein), the Agent shall assign and deliver to GTT, and GTT shall assume, free and clear of all liens, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind (collectively, "Encumbrances"), only the following assets of the Agent (collectively, the "Purchased Assets"):

(b)           each of the Customer Contracts and all rights thereunder related to services rendered following the Closing at which such Customer Contract is assigned to GTT hereunder, including all of the Agent's rights, claims or causes of action against third parties relating to each such Customer Contract;

(b)           copies of all books and records in the Agent's possession relating to the Customer Contracts, including a tab-delimited Microsoft Excel spreadsheet, in form reasonably satisfactory to GTT for use in its CMD system, with the billing and other information concerning the Customers (collectively, the "Books and Records"); and

(b)           any deposit(s) previously provided by the applicable Customer(s) to the Agent with respect to the Customer Contracts (the "Customer Deposits").

1.2   Assumed Liabilities.  GTT hereby agrees to assume only the Liabilities of the Agent under each Customer Contract assigned to GTT hereunder, in each case solely to the extent relating to circumstances or events first occurring or existing after the Closing at which such Customer Contract is assigned to GTT hereunder (and specifically excluding: (a) any Liabilities for any breach of or default under any such Customer Contract by the Agent that occurred prior to such Closing; or (b) any violation of law by the Agent that occurred prior to the Closing) (collectively, the "Assumed Liabilities").  For purposes of this Agreement, "Liability" or "Liabilities" means any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

1.3   Excluded Liabilities.  Except for the Assumed Liabilities, GTT shall not assume or otherwise be obligated to pay, perform or otherwise discharge any Liability of the Agent (all such Liabilities being herein called the "Excluded Liabilities").  Without limiting the generality of the foregoing, the Excluded Liabilities include: (a) any Liabilities of the Agent under any Customer Contract relating to circumstances or events occurring or existing on or prior to the Closing at which such Customer Contract is assigned to GTT hereunder; and (b) any outstanding costs, fees, taxes or other obligations under any Supplier Contract covering the services provided under any Customer Contract assigned to GTT hereunder as of the Closing at which such Customer Contract is assigned to GTT hereunder.

1.4   Revenue.  If the Agent receives any revenue (other than any revenue for which GTT has received a credit pursuant to Section 2.1(a)) that is attributable to any services provided by GTT under any of the Customer Contracts on or after the Closing with respect to such Customer Contract  ("GTT Revenue"), it shall hold such GTT Revenue in trust for GTT and, as soon as reasonably practicable after receipt thereof, pay all of such GTT Revenue over to GTT, by check or wire transfer of immediately available funds.  If GTT receives any revenue that is attributable to any services provided by the Agent under any of the Customer Contracts prior to the Closing with respect to such Customer Contract ("Agent Revenue"), it shall hold the Agent Revenue in trust for the Agent and, as soon as reasonably practicable after receipt thereof, pay all of the Agent Revenue over to the Agent, by check or wire transfer of immediately available funds.  If either the Agent or GTT receives any revenue that is not designated by the applicable Customer as either GTT Revenue or Agent

Revenue and is not otherwise reasonably identifiable as either GTT Revenue or Agent Revenue, the receiving party shall provide written notice thereof to the other party, contact the applicable Customer and otherwise use commercially reasonable efforts to determine whether such payment is GTT Revenue or Agent Revenue, provide written notice to the other party of the determination and, if applicable, make payment to the other party as described above.

ARTICLE II

NOVATION OF CONTRACTS - AGENTS' PAYMENTS

2.1           Payments.

(a)           In consideration for assignment and delivery of the Purchased Assets, in addition to GTT's assumption of the Assumed Liabilities, GTT shall pay to the Agent (i) the amount of Eight Hundred Fifty Thousand ($850,000) Dollars at Closing ("Upfront Payment"), and (ii) twenty percent (20%) of the gross revenue received by GTT during each calendar month (or portion thereof) following the Closing for a period of five (5) years ("Monthly Revenue Payments"), with each Monthly Revenue Payment due by the 15th day following the end of each month during such period, in each case subject to the following deductions:

(i)           Deducted from the Upfront Payment, the amount of any prepayments received by the Agent on or prior to the Closing with respect to the Customer Contract(s) being assigned to GTT hereunder for services to be rendered under such Customer Contract(s) following the Closing with respect to such Customer Contract;

(ii)           Deducted from the Upfront Payment, the amount of any outstanding Supplier obligations under the Supplier Contract(s) covering the services provided under the Customer Contract(s) being assigned to GTT hereunder as of the Closing with respect to each such Customer Contract (which deducted amount shall be paid by GTT to the applicable Supplier(s) at such Closing by wire transfer of funds as payment against the Supplier Contract(s) in question).

(iii)           Commencing on the thirteenth (13th) month following the Closing, deducted from the Monthly Revenue Payments, at GTT's option, up to fifty percent (50%) of each such Monthly Revenue Payments until (A) the Upfront Payment less the deductions described in provisions (i) and (ii) above, minus (B) the aggregate amount of deductions under this provision (iii) and provision (v) below (the "Recovery Balance") equals zero.

(iv)           Agent and GTT may mutually agree in writing to additional offsets or deductions from future Monthly Revenue Payments.

(v)           If gross revenue from the Customers falls below $300,000 in any month, deducted from the Monthly Revenue Payments, at GTT's option, up to one hundred percent (100%) of each such Monthly Revenue Payments, until the Recovery Balance equals zero.

(vi)           Deducted from the Monthly Revenue Payments otherwise payable for the third, sixth, and ninth months following the Closing, for each month an amount equal to one-third (1/3) of the balance payable on the Closing Date under the promissory note made by Revelation in favor of Savvis, Inc., which promissory note shall be among the Assumed Liabilities.

(b)           GTT shall pay to the owners of Agent twenty percent (20%) of the monthly revenue from all new orders that the owners of Agent submit to GTT and GTT accepts during the five (5) year period following the Closing.

(c)           This Section 2.1(a) shall survive the Closing.

2.2   Closing

(a) Closing of the contract novation by GTT and the Agent of Customer Contracts under this Agreement shall occur on August 31, 2010 referred to herein as its "Closing Date."

2.3   Agent Closing Deliverables.  At the Closing, the Agent shall deliver to GTT:

(a) such bills of sale, assignments and other instruments of transfer or conveyance as GTT may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery to GTT of the Customer Contract(s) being assigned to GTT at the Closing;

(b) the Books and Records; and

(c) any Customer Deposit(s) with respect to the Closing Customer Contract(s); provided, however, that: (i) the Agent shall be entitled, in lieu of delivering such Customer Deposits to GTT, to instead provide a credit for such amount against the Prepayment to be paid at such Closing, in which event GTT shall assume the liability to the applicable Customers for such Customer Deposits.

2.4   GTT Closing Deliverables.  At the Closing, GTT shall deliver to the Agent:

(a) the Prepayment by wire transfer of immediately available funds to the account of the Agent as set forth in Section  2.1 (a);

(b) the Assignment of the Savvis and Revelation Note pursuant to Section 2.1 (vi), duly executed by GTT.

2.5   Audit.  GTT shall maintain or cause to be maintained a true and correct set of records pertaining to the gross revenue received by GTT from the Customers during the five (5) year period following the Closing Date, During such period and for a period of two (2) years thereafter, GTT agrees to permit an one or more accountants or other agents selected by the Agent to have access during ordinary business hours to such records as are maintained by GTT as may be necessary, in the opinion of such accountant, to determine the correctness of any calculation and/or payment made under this Agreement. In the event that the audit reveals an underpayment to the Agent by more than five percent (5%), the cost of the audit shall be paid by GTT. If the underpayment is less than five percent (5%) but more than two percent (2%), GTT and the Agent shall each pay fifty percent (50%) of the cost of the independent audit.  In all other cases, the cost of the audit shall be paid by the Agent.  This Section 2.5 shall survive the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE AGENTS

The Agent hereby jointly and severally represents and warrants to GTT as follows:

3.1   Existence; Good Standing, Authority; Enforceability.

(a) The Agent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all required power and authority to own or lease its properties and assets and to conduct its business as presently conducted.  The Agent is duly qualified to do business and in good standing as a foreign entity in all jurisdictions in which the failure to be so qualified would be reasonably likely to have a material adverse effect on the Agent.

(b) The Agent has full authority and capacity to execute, deliver and perform this Agreement and all of the other documents contemplated hereby to be executed by the Agent.  The execution, delivery and performance by the Agent of this Agreement and all of the other documents contemplated hereby to be executed by the Agent have been duly authorized by all required action on the part of the Agent (including approval by its board of directors, board of managers, stockholders or equity holders, as applicable).

(c) This Agreement and all of the other documents contemplated hereby to be executed by the Agent have been duly executed and delivered by the Agent and this Agreement is, and each of such other documents upon execution and delivery will be, legal, valid and binding obligations of the Agent, enforceable against the Agent in accordance with its terms.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GTT

GTT hereby represents and warrants to the Agent as follows:

4.1   Existence; Good Standing; Authority; Enforceability.  GTT is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.  GTT has full corporate power and authority to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement by GTT has been duly authorized and approved by GTT and does not require any further authorization or consent of GTT.  This Agreement has been duly authorized, executed and delivered by GTT and is the legal, valid and binding obligation of GTT enforceable against GTT in accordance with its terms.

4.2   Non-Contravention.  Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, or result in the creation or imposition of any Encumbrance upon any of its assets under: (a) the Organizational Documents of GTT, (b) any agreement, instrument, right, restriction, license or obligation to which GTT is a party or to which any of its assets is subject, (c) any judgment, order or decree of any state, federal or local court or tribunal to which GTT is a party or to which any of its assets is subject, or (d) any federal or state law applicable to GTT or its assets.

4.3   Brokers.  GTT is not obligated to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement for which the Agent is or could become liable

4.4   No Other Representations.  GTT HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1           Conduct Prior to Closing.  Except as directed by GTT pursuant to this Agreement, from the date of this Agreement until the Closing (the "Pre-Closing Period"), each of the Agent shall, solely to the extent that it would reasonably be expected to affect any of the Customer Contracts or the Supplier Contracts, conduct its business only in the ordinary course of business consistent with past practice, preserve intact its business organization and relationships with customers, suppliers and others having business dealings with it and keep available the services of each of its present officers and employees.  Without limiting the generality of the foregoing, except as directed by GTT pursuant to this Agreement, during the Pre-Closing Period, the Agent shall each:

(a)           not amend, waive, terminate, or take any action that would constitute a breach under, any Customer Contract or Supplier Contract, or enter into any new Customer Contract or Supplier Contract without the prior written consent of GTT, which consent shall not be unreasonably withheld;

(b)           not permit any Encumbrance to encumber any of the Purchased Assets, or otherwise subject any of the Purchased Assets to any Encumbrance, except for Encumbrances incurred in connection with the refinancing of existing debt or an additional financing, in each case where a condition to such refinancing or additional financing is the waiver, in form and substance reasonably acceptable to GTT, of all Encumbrances thereunder with respect to the sale of the Purchased Assets to GTT;

(c)           solely to the extent relating to or affecting the Customer Contracts or the Supplier Contracts: (i) pay accounts payable and other obligations and liabilities only in the ordinary course of business consistent with past practices; and (ii) not modify the terms of, discount, setoff or accelerate the collection of any accounts receivable or any other debts owed to or claims held by the Agent; and

(d)           not take any action or fail to take any action that would result in any of the representations and warranties of the Agent set forth in Article III to not continue to be true and correct as of each Closing;

5.2           Non-Competition.  In consideration of the Commission Payment to be paid by GTT to the Agent (which the Agent agrees and acknowledges constitutes adequate and sufficient consideration) and the other promises of GTT contained herein, each of the Agent covenants and agrees that the Agent will not:

(a)           at any time during the this Agreement and while the Agent continue to receive the Monthly Revenue Payments after the Closing, Agent shall not sell services on behalf of anyone outside of GTT to the Customers that are the subject of the Customer Contracts.

(b)           The Agent agrees and acknowledges that its covenants set forth above in this Section: (i) are reasonable in geographic and temporal scope and in all other respects; (ii) are fair to the Agent; and (iii) have been made in order to induce GTT to enter into this Agreement and consummate the transactions contemplated hereby and GTT would not have entered into this Agreement or consummated the transactions contemplated hereby, but for the covenants of the Agent contained in this Section.

                5.3           Settlement of Billing Dispute.  GTT and Revelation acknowledge and agree that they have a dispute over certain billings based upon transactions relating to the Revelation Networks-GTT MSA preceding the date of this Agreement (the "Billing Dispute").  As part of this Agreement, GTT and Revelation have agreed to resolve the Billing Dispute under the following terms:  Within five (5) days of the Closing, Revelation shall pay to GTT the amount of One Hundred Sixty-four Thousand Eighty-eight ($164,088) Dollars and GTT and Revelation shall execute and deliver a mutual release regarding the Billing Dispute in the form attached hereto as Exhibit C.

5.5           Working Capital Adjustments.

(a)
Net Working Capital Adjustment at Closing.   For purposes of calculating the deductions from the Upfront Payment to be made pursuant to Section 2.1(a)(i) and (ii), the Agent shall prepare in consultation with GTT, and deliver to GTT a net working capital statement (the "Preliminary NWC Statement") setting forth their good faith estimated calculation of Supplier payments and Customer revenue as of the Closing.

(b)	Post-Closing NWC Statement. Within ninety (90) days after the Closing Date, GTT shall prepare and deliver to the Agent a statement (the "Post-Closing NWC

Statement") setting forth the calculation of Supplier payments and Customer revenue and GTT and the Agent will work in good faith to adjust the Monthly Revenue Payments to reflect any needed true up.

ARTICLE VI

INDEMNIFICATION

6.1   Indemnification.

(a)           Indemnification by the Agent.  The Agent shall indemnify GTT, each of its Affiliates, and its and their respective directors, officers, employees, stockholders, partners, members, managers, agents and representatives (each, a "GTT Indemnified Party") for any Losses of such GTT Indemnified Party resulting from, arising out of, or relating to: (i) any breach of, or inaccuracy in, any representation and warranty of the Agent; or (ii) any breach of any covenant or agreement of the Agent contained in this Agreement.

(b)           Indemnification by GTT.  Except with respect to breaches of this Agreement by the Agent, GTT will indemnify and hold the Agent harmless, to the fullest extent allowed by applicable law, for any and all claims  brought by a third party which result from Agent's employment with GTT or actions related to this Agreement, including GTT payment of legal costs and reasonable attorneys' fees for the Agent.

ARTICLE VII

MISCELLANEOUS

7.1   Expenses.  Except as otherwise expressly set forth herein, each of the parties shall pay all of their respective costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and related documents and in Closing and carrying out the transactions contemplated by this Agreement.

7.2   Recitals.  The Recitals set forth at the beginning of this Agreement are incorporated into this Agreement by reference and made a part hereof.

7.3   Headings.  The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

7.4   Entire Agreement; Amendment; Waiver.  This Agreement, and the Exhibits attached hereto, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties (whether oral or written) with respect to the subject matter hereof, including any letter of intent, exclusivity agreement, term sheet or memorandum of terms entered into or exchanged by the parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties which states that it constitutes a supplement, modification or amendment to this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver and delivered to the other parties which states that it constitutes a waiver under this Agreement and specifies the provision hereof being waived.

7.5   Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts to this Agreement may be exchanged by facsimile or other electronic transmission method.

7.6   No Third Party Beneficiaries.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any party to this Agreement.

7.7   Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received: (a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four (4) days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, or (c) one (1) Business Day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, in each case addressed as follows:

To the Agent at:	[NEED NOTICE NAMES AND ADDRESSES]
with a copy (which shall not constitute notice) to:	Corley D. Silverstein, Esq. Law Offices of Corey D. Silverstein, P.C. Farmington Hills, MI 48334

To GTT at:	Global Telecom & Technology Americas, Inc. 8484 Westpark Dr., Suite 720 McLean, Virginia 22102 Attention: Christopher McKee, General Counsel
with a copy (which shall not constitute notice) to:	Scott Livingston, Esq. Marcus & Shapira, LLP 35th Floor One Oxford Centre 301 Grant Street Pittsburgh, PA 15219

Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above. Each communication transmitted in the manner described in this Section shall be deemed to have been provided, received and become effective for all purposes at the time it shall have been: (x) delivered to the addressee as indicated by the return receipt (if transmitted by mail) or the affidavit or receipt of the messenger (if transmitted by personal delivery or courier service); or (y) presented for delivery to the addressee as so addressed during normal business hours, if such delivery shall have been rejected, denied or refused for any reason or, in each case, at such other address as may be specified in writing to the other parties hereto.

7.8   GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF VIRGINIA.  ANY ACTION TO ENFORCE THE TERMS OF THIS AGREEMENT SHALL BE LITIGATED IN THE STATE OR FEDERAL COURTS SITUATED IN FAIRFAX COUNTY, VIRGINIA, TO WHICH JURISDICTION AND VENUE EACH OF THE PARTIES CONSENTS.

7.9   Successors and Assigns.  The rights and obligations of the Agent and GTT under this Agreement shall not be assignable or delegable, without the written consent of the other parties; provided, however, that GTT shall have the right, without the consent of the Agent but with prior notice to the Agent, to: (a) assign its rights and obligations hereunder to any Affiliate thereof or to any successor of all or substantially all of its businesses or assets, in each case that assumes this Agreement provided that GTT agrees to remain liable to Agent for any obligations of any assignee of GTT (or its assigns) pursuant to this Agreement; or (b)

collaterally assign its rights hereunder to any lender.  Any purported assignment or delegation in violation of this Section 10.10 will be void.  Subject to the preceding sentences of this Section 10.10, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

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IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

AGENT: REVELATION NETWORKS INCORPORATED
By:	/s/ Josh Noll
Name:	Josh Noll
Title:	CEO

GTT: GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.
By:	/s/ Chris McKee
Name:	Chris McKee
Title:	General Counsel

Exhibit A:

Customer Contracts

[attached]

Exhibit B:

Supplier Contracts

[attached]

Exhibit C:

Mutual Release of Billing Dispute

[attached]